Exhibit 10.1

FIRST AMENDMENT TO THE AMENDED AND RESTATED MANAGING DEALER AGREEMENT

This FIRST AMENDMENT TO THE AMENDED AND RESTATED MANAGING DEALER AGREEMENT, dated as of October 24, 2008, is by and between CB Richard Ellis Realty Trust, a Maryland real estate investment trust (the “Company”) and CNL Securities Corp., a Florida corporation (the “Managing Dealer”). Capitalized terms used herein have the meanings provided in the Amended and Restated Managing Dealer Agreement (defined below).

WHEREAS, on November 1, 2006 the parties hereto entered into an Amended and Restated Managing Dealer Agreement (the “Amended and Restated Managing Dealer Agreement”);

WHEREAS, the parties hereto acknowledge that the Amended and Restated Managing Dealer Agreement is in full force and effect; and

WHEREAS, the parties hereto desire to amend the Amended and Restated Managing Dealer Agreement as set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

Article 1, Section 1.6 is hereby deleted in its entirety and replaced with the following:

“Offering Period” means the period commencing on the initial effective date of the Registration Statement and ending on the earliest of the following: (i) December 31, 2008, or such later date at the Company’s election and set forth in a prospectus supplement that is filed with the SEC; (ii) the acceptance by the Company of subscriptions for Shares having an aggregate offering price of $2,000,000,000, including Shares issued to investors who participate in the Company’s dividend reinvestment plan; (iii) the termination of the Offering by the Company; (iv) the termination of the effectiveness of the Registration Statement; or (v) the termination of the Company.

This Amendment shall be effective as of the date set forth above. Except as otherwise expressly amended hereby, all other terms and conditions of the Amended and Restated Managing Dealer Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.

COMPANY: CB Richard Ellis Realty Trust

By:	/s/ Jack A. Cuneo
Name: Jack A. Cuneo Title: President and Chief Executive Officer

MANAGING DEALER: CNL Securities Corp.

By:	/s/ Jeffrey R. Shafer
Name: Jeffrey R. Shafer Title: President